Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of December 31, 2013 (the “Effective Date”), by and among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), Barry S. Schlesinger (the “Professional”) and CV I R.E. Services, LLC, a Nevada limited liability company (“CV I” and together with the Professional, the “Consultant”).

RECITALS

WHEREAS, the Professional is the managing member of CV I;

WHEREAS, the Company wishes to engage the Consultant to provide consulting services as of the Effective Date, on the terms and conditions herein provided; and

WHEREAS, the Consultant has agreed to be engaged by the Company to provide consulting services as of the Effective Date, on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of these recitals and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1.	Engagement; Retention as a Consultant. The Company shall retain the Consultant and the Consultant shall serve the Company as an independent consultant, on the terms and conditions set forth herein. CV I shall direct and supervise the Professional in performing his duties.

2.	Term. Subject to each party’s right to terminate this Agreement as set forth below, the term of this Agreement (the “Initial Term”) shall commence on the Effective Date and shall expire on the third annual anniversary of the Effective Date, unless earlier terminated in accordance with this Section 2. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each a “Renewal Term”), unless a party provides written notice of non-renewal at least 30 days prior to expiration of the then-current (Initial or Renewal) Term. Notwithstanding anything to the contrary herein, either the Company or the Consultant may terminate this Agreement with or without cause, at any time, by providing the other party with thirty days prior written notice of termination. Upon termination of this Agreement, the Consultant hereby agrees that if the Company requests, the Consultant shall provide consulting services for a period of 30 days after termination of this Agreement upon the same terms set forth in this Agreement. The Initial and Renewal Term(s) shall be collectively referred to as the “Term.”

3.	Consulting Services. During the Term, the Consultant shall, at the Company’s request, provide consulting services to the Company with respect to matters involving the operations of the Company, including, without limitation, insurance, construction, environmental and risk management-related matters. The scope of the Consultant’s services shall be mutually agreed to between the Company and the Consultant from time-to-time. The Consultant shall perform such services at times mutually agreeable to the Company and the Consultant. The services being provided by the Consultant are on a non-exclusive basis, and the Consultant shall be entitled to perform or engage in any activity for the benefit of third parties not inconsistent with or otherwise prohibited by this Agreement, provided that the Consultant is able to continue to provide the requested services to the Company’s satisfaction.

4.	Access to Company Materials. During the Term, and subject to the provisions of Section 9 below, the Company shall grant the Consultant access on a confidential basis to records, files, equipment, employees and consultants as reasonably required for the Consultant to perform the services contemplated herein.

5.	Independent Contractor Status. The parties acknowledge and agree that the Consultant shall serve as an independent contractor and not as an employee of the Company. The Company and CV I and the

Professional hereby covenant with one another to treat and report the engagement of the Consultant as that of an independent contractor, and not an employee, for all purposes, including (i) Federal, state and local income and employment taxes in any jurisdiction, (ii) benefits and (iii) insurance.

6.	Compensation; Benefits; Expenses. In exchange for the Consultant providing consulting services during the Term, the Company shall pay the Consultant in the aggregate: (i) a fee of fifty thousand dollars ($50,000) per calendar month during the Term; and (ii) reimbursement of reasonable and necessary costs and expenses incurred by the Consultant in the performance of consulting services pursuant to this Agreement and approved by the Company, which shall be limited to amounts, and paid in accordance with the policies established by the Company from time to time. The fees paid to the Consultant under this Agreement may be modified or supplemented from time-to-time upon the mutual agreement of the parties hereto.

7.	Taxes. The Consultant hereby agrees and understands that each of the Professional and CV I shall fully assume and be liable for any and all tax obligations on any payment or consideration paid directly or indirectly to the Consultant or the Professional pursuant to this Agreement or otherwise with respect to services provided by the Consultant or the Professional to the Company at any time, and that the Professional and CV I shall be exclusively liable for the payment of any and all Federal, state, and local taxes which may be determined to be due as a result of any such payment or consideration paid, including all required withholding and other related employer’s payroll taxes. The Professional and CV I, jointly and severally, agree to indemnify and defend, and hold the Company and its directors, officers and employees harmless from and against any and all claims, damages, liabilities, judgments, losses, costs, penalties, interest and expenses, including reasonable attorneys’ fees and costs, suffered or incurred as a result of any breach of this Agreement or any applicable tax statutes, regulations or rules by the Consultant or the Professional.

8.	Business to be the Property of the Company. The Consultant agrees that any and all pre-existing Company businesses and all business development by it or by any of its employees or by any other employees of the Company, including without limitation all sales contracts, property management contracts, fees, compensation records, client lists and agreements are and shall be the exclusive property of the Company for its sole use. Any and all work product prepared by the Consultant pursuant to this Agreement shall be the sole and exclusive property of the Company.

9.	Confidentiality. The Consultant shall not use for its own benefit, or disclose to, or use for the benefit of any person outside the Company, any information not already lawfully available to the public concerning any confidential information, including client lists, whether such information is embodied in writing or in any other tangible form or is in the memory of any member of the Consultant (“Confidential Information”). All Confidential Information and all originals and copies of all Confidential Information, and any other written material relating to the business of the Company, shall be the sole property of the Company. Upon termination of this Agreement, the Consultant shall promptly surrender to the Company all originals and copies of any Confidential Information. The Consultant agrees to take no action prejudicial to the interests of the Company during the term of this Agreement.

10.	Use of Name, Likeness and Biography. The Company shall have the right to use and grant to others the right to use the name, likeness and biography of the Consultant in connection with advertising, publicizing and other exploitation of the Consultant’s services hereunder.

11.	Amendments. This Agreement may not be amended, nor shall any change, modification, consent or discharge be effective except by written instrument executed by all of the parties hereto.

12.	Assignment; Transfer. This Agreement may not be assigned by the Consultant except with the prior written consent of the Company.

13.	Indemnification. The Company agrees that, except as provided in Sections 7 and 8 hereof, it shall indemnify and hold harmless the Consultant to the same extent that the Company provides such indemnification to its officers and directors under the Company’s Certificate of Incorporation and By-laws and subject to such limitations as are contained in the corporation law of the State of California.

14.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. The parties hereto hereby consent to the jurisdiction of any state or federal court located within southern California, do not waive personal service or process, and assent that service of process may be made by registered mail to the parties; even if the Consultant is a resident of a State other than California.

15.	No Membership; No Agency. The Consultant shall not hold itself out as an agent of the Company and shall have no power to bind the Company except as provided herein or otherwise granted to the Consultant by the Company from time to time.

16.	Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all agreements that may have existed between such parties.

17.	Notice. All notices or other communications required or permitted by this Agreement: (i) must be in writing; (ii) must be delivered to other parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and (iii) are considered delivered on the earlier of: (a) actual receipt of delivered personally or by an overnight delivery service; or (b) the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

If to the Company:

Kennedy-Wilson, Inc.

9701 Wilshire Boulevard Suite 700

Beverly Hills, CA 90212

Attention: General Counsel

If to CV I:

CV I R.E. Services, LLC

10100 Rossbury Place

Los Angeles, CA 90064

If to Consultant:

Barry Schlesinger

c/o CV I R.E. Services, LLC

10100 Rossbury Place

Los Angeles, CA 90064

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KENNEDY-WILSON, INC.:

By: /s/ KENT MOUTON

Title: GENERAL COUNSEL

PROFESSIONAL:

/s/ BARRY SCHLESINGER
Barry Schlesinger

CV I R.E. SERVICES, LLC:

Managing Member:

/s/ BARRY SCHLESINGER
Barry Schlesinger

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